EXHIBIT 5.1

June 14, 2004

Premcor Inc.

1700 East Putnam Avenue

Suite 400

Old Greenwich, Connecticut 06870

Ladies and Gentlemen:

We have acted as counsel to you (the “Corporation”) in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, covering 15,000,000 shares of the Corporation’s Common Stock, par value $.01 per share (the “Shares”), to be sold by the Selling Stockholders listed in the Registration Statement under the caption “Selling Stockholders”.

We have examined copies of the Certificate of Incorporation and By-laws of the Corporation, each as amended to date, the minutes of various meetings of the Board of Directors of the Corporation and the original, photostat or certified copies of all such records of the Corporation, and all such agreements, certificates of public officials, certificates of officers and representatives of the Corporation or others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers of the Corporation and others.

Based upon the foregoing, we are of the opinion that all of the Shares covered by the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ STROOCK & STROOCK & LAVAN LLP

STROOCK & STROOCK & LAVAN LLP